Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Trey Campbell

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2023

Announces Sassine Ghazi to Assume President and CEO Role Effective Jan. 1, 2024

Q3 FY 2023 Summary

•	Record quarterly revenue of $1.487 billion, up 19% year over year.

•	GAAP earnings per diluted share of $2.17; non-GAAP earnings per diluted share of $2.88, exceeded high end of guidance.

•	Raising full-year 2023 revenue, non-GAAP operating margin improvement, and earnings guidance; committed to long-term model of double-digit annual revenue growth.

SUNNYVALE, Calif. – Aug. 16, 2023 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its third quarter of fiscal year 2023. Revenue for the third quarter of fiscal year 2023 was $1.487 billion, compared to $1.248 billion for the third quarter of fiscal year 2022. Also today, the company announced that its Board of Directors has appointed Sassine Ghazi as President and Chief Executive Officer effective on January 1, 2024.1

“We achieved another record quarter as semi design starts and R&D investments continue, unabated, to capitalize on the AI-driven, ‘Smart Everything’ era,” said Aart de Geus, chair and CEO of Synopsys. “Our relentless drive for innovation has made us a catalyst for our customers, with excellent forward momentum for Synopsys. Against this backdrop, I am thrilled with

Sassine’s transition into the CEO role. He’s a proven leader, innovator, and trusted partner who will further inspire and grow our company. Sassine has my full support!”

[1]	https://news.synopsys.com/2023-08-16-Synopsys-Announces-Sassine-Ghazi-to-Assume-President-and-CEO-Role-Jan-1,-2024

“I am incredibly honored, humbled, and profoundly grateful to the board, and Aart, for placing their unwavering trust in me,” said Sassine Ghazi, president and COO of Synopsys. “Aart built Synopsys from a disruptive start-up into one of the world’s essential semiconductor ecosystem companies. I am so proud to have been a part of that journey for the last 25 years. I am determined to build upon our strong foundation, drive innovation, and propel Synopsys to even greater heights of success.”

Synopsys CFO, Shelagh Glaser, commented on the transition and the financial results: “I look forward to partnering with Aart and Sassine on this leadership transition as we continue to deliver value for shareholders and customers. We outperformed our financial guidance for the third quarter led by record revenue in design automation, which delivered its first billion-dollar-revenue quarter. Strong operational execution drove non-GAAP operating margin expansion of roughly four points year over year to 35.3%, and non-GAAP earnings per share were up an impressive 37% versus the prior year. We are raising our full-year guidance and expect revenue growth of 14-15%, and non-GAAP earnings per share growth of 24-25% year over year.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal year 2023 was $336.3 million, or $2.17 per diluted share, compared to $222.6 million, or $1.43 per diluted share, for the third quarter of fiscal year 2022.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal year 2023 was $445.9 million, or $2.88 per diluted share, compared to non-GAAP net income of $327.4 million, or $2.10 per diluted share, for the third quarter of fiscal year 2022.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in three segments: (1) Design Automation, which includes digital and custom integrated circuit (IC) design software, verification hardware and software products, manufacturing-related design products, field-programmable gate array (FPGA) design software, optical products, professional services, and other; (2) Design IP, which includes our Synopsys IP portfolio; and (3) Software Integrity, which includes solutions that test software code for security vulnerabilities and quality defects, as well as professional and managed services. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the fourth quarter and full fiscal year 2023. These financial targets assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter and Fiscal Year 2023 Financial Targets (1)

(in millions except per share amounts)

	Range for Three Months Ending October 31, 2023		Range for Fiscal Year Ending October 31, 2023
	Low	High	Low	High
Revenue	$1,567	$1,597	$5,810	$5,840
GAAP Expenses	$1,184	$1,204	$4,544	$4,564
Non-GAAP Expenses	$1,005	$1,015	$3,780	$3,790
Non-GAAP Other Income (Expense)	$1	$3	$10	$12
Non-GAAP Tax Rate	16%	16%	16%	16%
Outstanding Shares (fully diluted)	155	157	155	157
GAAP EPS	$2.17	$2.28	$7.85	$7.96
Non-GAAP EPS	$3.01	$3.06	$11.04	$11.09
Operating Cash Flow			~ $1,650

(1)	Synopsys’ fourth quarter of fiscal year 2023 and fiscal year 2023 will end on October 28, 2023. For presentation purposes, we refer to the closest calendar month end.

For a reconciliation of Synopsys’ fourth quarter and fiscal year 2023 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2023 in November 2023.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call, the information contained in the financial supplement and the corporate overview presentation, each of which are available on Synopsys’ corporate website at www.synopsys.com (collectively, the “Earnings Materials”), represent Synopsys’ expectations and beliefs as of August 16, 2023. Although these Earnings Materials will remain available on Synopsys’ website through the date of the earnings call for the fourth quarter and fiscal year 2023, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this press release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter of fiscal year 2023 in its quarterly report on Form 10-Q to be filed on or before September 7, 2023.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation purposes. These non-GAAP measures may be different from non-GAAP measures used by other companies. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP financial measures that include: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related items, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments, in each case as described further in Item 2.02 of Synopsys’ Current Report on Form 8-K filed on August 16, 2023. In addition, the non-GAAP financial measures that exclude such information help facilitate internal comparisons to Synopsys’ historical operating results and forecasted targets, planning and forecasting in subsequent periods and comparisons to competitors’ operating results.

Synopsys utilizes an annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of certain non-recurring and other period-specific items, which can vary in size and frequency and do not necessarily reflect Synopsys’ normal operations, and to more closely align its tax rate with its expected geographic earnings mix. This annual non-GAAP tax rate is based on an evaluation of Synopsys’ historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as our current tax structure, existing tax positions and expected recurring tax incentives.

On February 17, 2023, following a re-evaluation of federal tax laws that require research and development expense to be capitalized commencing in Synopsys’ first quarter of fiscal year 2023, Synopsys updated its annual non-GAAP tax rate for fiscal year 2023 to 16%. Synopsys does not currently anticipate any additional significant changes to U.S. corporate tax law, its geographic earnings mix, or significant tax law changes in major jurisdictions where it operates that would result in further adjustment to its fiscal year 2023 annual non-GAAP tax rate.

When possible, Synopsys provides a reconciliation of non-GAAP financial measures to their most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of Synopsys’ Current Report on Form 8-K filed on August 16, 2023, for additional information about the measures Synopsys uses to evaluate its core business operations. Synopsys is unable to provide a reconciliation of certain non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis because doing so would not be possible without unreasonable effort due to, among other things, the potential variability and limited visibility of the excluded items. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Reconciliation of Third Quarter Fiscal Year 2023 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per diluted share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2023 Results(1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2023	2022	2023	2022
GAAP net income attributed to Synopsys	$336,252	$222,626	$880,698	$831,094
Adjustments:
Amortization of intangible assets	24,014	26,454	71,841	70,181
Stock compensation	144,060	127,605	420,939	333,437
Acquisition-related items	4,540	5,232	9,846	11,332
Restructuring charges	33,385	—	78,384	12,057
Tax settlement	(23,752)	—	(23,752)	—
Tax adjustments	(72,620)	(54,508)	(192,131)	(162,964)

Non-GAAP net income attributed to Synopsys	$445,879	$327,409	$1,245,825	$1,095,137

	Three Months Ended July 31,		Nine Months Ended July 31,
	2023	2022	2023	2022
GAAP net income per diluted share attributed to Synopsys	$2.17	$1.43	$5.68	$5.31
Adjustments:
Amortization of intangible assets	0.15	0.17	0.46	0.45
Stock compensation	0.93	0.82	2.71	2.13
Acquisition-related items	0.03	0.03	0.06	0.07
Restructuring charges	0.22	—	0.51	0.08
Tax settlement	(0.15)	—	(0.15)	—
Tax adjustments	(0.47)	(0.35)	(1.24)	(1.04)

Non-GAAP net income per diluted share attributed to Synopsys	$2.88	$2.10	$8.03	$7.00

Shares used in computing net income per diluted share amounts:	154,947	155,806	155,119	156,545

(1)	Synopsys’ third quarter of fiscal year 2023 and 2022 ended on July 29, 2023 and July 30, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2023 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2023 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months Ending October 31, 2023
	Low	High
Target GAAP expenses	$1,184,000	$1,204,000
Adjustments:
Amortization of intangible assets	(25,000)	(28,000)
Stock compensation	(154,000)	(161,000)

Target non-GAAP expenses	$1,005,000	$1,015,000

	Range for Three Months Ending October 31, 2023
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$2.17	$2.28
Adjustments:
Amortization of intangible assets	0.18	0.16
Stock compensation	1.03	0.99
Tax adjustments	(0.37)	(0.37)

Target non-GAAP earnings per diluted share attributed to Synopsys	$3.01	$3.06

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2023 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year Ending October 31, 2023
	Low	High
Target GAAP expenses	$4,544,230	$4,564,230
Adjustments:
Amortization of intangible assets	(100,000)	(103,000)
Stock compensation	(576,000)	(583,000)
Acquisition-related items	(9,846)	(9,846)
Restructuring charges	(78,384)	(78,384)

Target non-GAAP expenses	$3,780,000	$3,790,000

	Range for Fiscal Year Ending October 31, 2023
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$7.85	$7.96
Adjustments:
Amortization of intangible assets	0.64	0.62
Stock compensation	3.74	3.70
Acquisition-related items	0.06	0.06
Restructuring charges	0.51	0.51
Tax settlement	(0.15)	(0.15)
Tax adjustments	(1.61)	(1.61)

Target non-GAAP earnings per diluted share attributed to Synopsys	$11.04	$11.09

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

(1)	Synopsys’ fourth quarter of fiscal year 2023 and fiscal year 2023 will end on October 28, 2023. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding Synopsys’ executive management transition, short-term and long-term financial targets, expectations and objectives; strategies related to our products, technology and services; business and market outlook, opportunities and strategies; the expected impact of U.S. and foreign government actions and regulatory changes, including export control restrictions on our financial results; the potential impact of the uncertain macroeconomic environment on our financial results; customer demand and market expansion; our planned product releases and capabilities; industry growth rates;

software trends; planned acquisitions and stock repurchases; our expected tax rate; and the impact and result of pending legal, administrative and tax proceedings. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys’ financial results for its third quarter of fiscal year 2023 are not necessarily indicative of Synopsys’ operating results for any future periods. The information provided herein is as of August 16, 2023. Synopsys undertakes no duty to, and does not intend to, update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
Revenue:
Time-based products	$922,874	$754,322	$2,513,383	$2,185,626
Upfront products	297,967	268,584	980,149	973,483

Total products revenue	1,220,841	1,022,906	3,493,532	3,159,109
Maintenance and service	266,447	224,860	749,959	638,141

Total revenue	1,487,288	1,247,766	4,243,491	3,797,250
Cost of revenue:
Products	190,809	164,077	549,908	480,166
Maintenance and service	98,299	87,774	285,056	253,665
Amortization of intangible assets	18,374	19,330	54,886	47,145

Total cost of revenue	307,482	271,181	889,850	780,976

Gross margin	1,179,806	976,585	3,353,641	3,016,274
Operating expenses:
Research and development	507,402	444,826	1,458,328	1,218,761
Sales and marketing	227,134	199,246	660,034	571,329
General and administrative	109,714	91,461	298,161	246,426
Amortization of intangible assets	6,697	7,124	19,996	23,036
Restructuring charges	33,385	—	78,384	12,057

Total operating expenses	884,332	742,657	2,514,903	2,071,609

Operating income	295,474	233,928	838,738	944,665
Other income (expense), net	25,808	2,426	53,353	(41,280)

Income before income taxes	321,282	236,354	892,091	903,385
Provision (benefit) for income taxes	(11,773)	16,708	20,461	76,506

Net income	333,055	219,646	871,630	826,879
Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(3,197)	(2,980)	(9,068)	(4,215)

Net income attributed to Synopsys	$336,252	$222,626	$880,698	$831,094

Net income per share attributed to Synopsys:
Basic	$2.21	$1.46	$5.79	$5.43
Diluted	$2.17	$1.43	$5.68	$5.31
Shares used in computing per share amounts:
Basic	152,023	152,938	152,204	153,082

Diluted	154,947	155,806	155,119	156,545

(1)	Synopsys’ third quarter of fiscal year 2023 and 2022 ended on July 29, 2023 and July 30, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2023	October 31, 2022
ASSETS:
Current assets:
Cash and cash equivalents	$1,686,144	$1,417,608
Short-term investments	148,443	147,913

Total cash, cash equivalents and short-term investments	1,834,587	1,565,521
Accounts receivable, net	666,577	796,091
Inventories	282,791	211,927
Prepaid and other current assets	484,357	439,130

Total current assets	3,268,312	3,012,669
Property and equipment, net	535,973	483,300
Operating lease right-of-use assets, net	574,727	559,090
Goodwill	3,887,860	3,842,234
Intangible assets, net	336,723	386,446
Deferred income taxes	813,810	670,653
Other long-term assets	505,826	463,695

Total assets	$9,923,231	$9,418,087

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$905,464	$809,403
Operating lease liabilities	80,192	54,274
Deferred revenue	1,744,326	1,910,822

Total current liabilities	2,729,982	2,774,499
Long-term operating lease liabilities	590,827	581,273
Long-term deferred revenue	194,860	154,472
Long-term debt	18,165	20,824
Other long-term liabilities	389,516	327,829

Total liabilities	3,923,350	3,858,897

Redeemable non-controlling interest	35,877	38,664
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 152,125 and 152,375 shares outstanding, respectively	1,521	1,524
Capital in excess of par value	1,257,382	1,487,126
Retained earnings	6,389,825	5,534,307
Treasury stock, at cost: 5,136 and 4,886 shares, respectively	(1,542,889)	(1,272,955)
Accumulated other comprehensive income (loss)	(147,284)	(234,277)

Total Synopsys stockholders’ equity	5,958,555	5,515,725
Non-controlling interest	5,449	4,801

Total stockholders’ equity	5,964,004	5,520,526

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$9,923,231	$9,418,087

(1)	Synopsys’ third quarter of fiscal year 2023 ended July 29, 2023 and its fiscal year 2022 ended on October 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$871,630	$826,879
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	180,033	169,708
Reduction of operating lease right-of-use assets	72,647	65,980
Amortization of capitalized costs to obtain revenue contracts	61,677	54,438
Stock-based compensation	421,949	333,437
Allowance for credit losses	11,937	(4,516)
Deferred income taxes	(166,061)	5,843
Other non-cash	8,649	10,356
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	112,511	(121,786)
Inventories	(77,919)	118
Prepaid and other current assets	8,373	(56,075)
Other long-term assets	(116,487)	(20,058)
Accounts payable and accrued liabilities	48,574	(46,356)
Operating lease liabilities	(52,914)	(66,187)
Income taxes	123,924	(60,739)
Deferred revenue	(131,310)	254,353

Net cash provided by operating activities	1,377,213	1,345,395
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	104,139	70,847
Purchases of short-term investments	(102,457)	(73,330)
Proceeds from sales of long-term investments	7,248	582
Purchases of long-term investments	(435)	(7,000)
Purchases of property and equipment	(136,520)	(102,934)
Acquisitions, net of cash acquired	(51,324)	(416,323)
Capitalization of software development costs	(2,204)	(1,970)
Other	—	(1,200)

Net cash used in investing activities	(181,553)	(531,328)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(2,603)	(76,838)
Issuances of common stock	164,841	161,416
Payments for taxes related to net share settlement of equity awards	(198,969)	(149,130)
Purchase of equity forward contract	(45,000)	(40,000)
Purchases of treasury stock	(860,724)	(717,266)
Other	(122)	(3,413)

Net cash used in financing activities	(942,577)	(825,231)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	14,997	(38,155)

Net change in cash, cash equivalents and restricted cash	268,080	(49,319)
Cash, cash equivalents and restricted cash, beginning of year	1,419,864	1,435,183

Cash, cash equivalents and restricted cash, end of period	$1,687,944	$1,385,864

(1)	Synopsys’ third quarter of fiscal year 2023 and 2022 ended on July 29, 2023 and July 30, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)(2)

(in millions)

	Three Months Ended July 31, 2023	Three Months Ended July 31, 2022	Nine Months Ended July 31, 2023	Nine Months Ended July 31, 2022
Revenue by segment
- Design Automation	$1,004.2	$816.5	$2,821.5	$2,438.1
% of Total	67.6%	65.4%	66.4%	64.2%
- Design IP	$350.2	$313.0	$1,029.1	$1,020.4
% of Total	23.5%	25.1%	24.3%	26.9%
- Software Integrity	$132.9	$118.3	$392.9	$338.8
% of Total	8.9%	9.5%	9.3%	8.9%
Total segment revenue	$1,487.3	$1,247.8	$4,243.5	$3,797.3
Adjusted operating income by segment
- Design Automation	$415.7	$297.2	$1,121.8	$911.9
- Design IP	$86.7	$83.6	$290.6	$373.5
- Software Integrity	$22.4	$11.3	$56.3	$36.3
Total adjusted segment operating income	$524.8	$392.1	$1,468.6	$1,321.7
Adjusted operating margin by segment
- Design Automation	41.4%	36.4%	39.8%	37.4%
- Design IP	24.7%	26.7%	28.2%	36.6%
- Software Integrity	16.9%	9.5%	14.3%	10.7%
Total adjusted segment operating margin	35.3%	31.4%	34.6%	34.8%

Total Adjusted Segment Operating Income Reconciliation (1)(2)(3)

(in millions)

	Three Months Ended July 31, 2023	Three Months Ended July 31, 2022	Nine Months Ended July 31, 2023	Nine Months Ended July 31, 2022
GAAP total operating income – as reported	$295.5	$233.9	$838.7	$944.7
Other expenses managed at consolidated level
-Amortization of intangible assets (4)	25.1	26.5	74.9	70.2
-Stock compensation (4)	144.5	127.6	421.9	333.4
-Non-qualified deferred compensation plan	21.8	(1.1)	44.8	(50.0)
-Acquisition-related items	4.5	5.2	9.8	11.3
-Restructuring charges	33.4	—	78.4	12.1

Total adjusted segment operating income	$524.8	$392.1	$1,468.6	$1,321.7

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)	Synopsys’ third quarter of fiscal year 2023 and 2022 ended on July 29, 2023 and July 30, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.
(3)

These segments results are consistent with the information required by ASC 280, Segment Reporting. Synopsys’ chief operating decision maker (CODM) is our Chief Executive Officer. The CODM does not allocate certain operating expenses managed at a consolidated level to our reportable segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above.

(4)	The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.